Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Advanced Medical Optics, Inc. of our report dated March 9, 2004 relating to the financial statements and financial statement schedule, which appears in Advanced Medical Optics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orange County, California

January 24, 2005